Exhibit 99.1

Middleburg Financial Corporation Announces 2009 Third Quarter Earnings

Contact:	Joseph L. Boling, Chairman & CEO	540-687-6377 or
ceo@middleburgbank.com

Gary R. Shook, President	540-687-4801 or
pres@middleburgbank.com

Jeffrey H. Culver, EVP & COO	703-737-3470 or
coo@middleburgbank.com

MIDDLEBURG, VIRGINIA (October 28, 2009) – Middleburg Financial Corporation (the “Company”), (NASDAQ – MBRG), parent company of Middleburg Bank (the “Bank”) and Middleburg Investment Group, Inc., today reported its financial results for the third quarter of 2009.

Third Quarter 2009 Highlights

For the Quarter:

•	Net income attributable to the Company of $610,000;
•	Basic and diluted earnings per share available to common shareholders of $0.05;
•	Net interest margin of 4.13%;
•	Consolidated total assets of $997.8 million;
•	Non-performing assets to total assets ratio of 1.88%;
•	Net loans to deposits ratio of 81.7%;
•	Tier I capital ratio of 17.0% and leverage ratio of 12.5%.

For the Year:

•	Net income attributable to the Company of $2.4 million;
•	Basic and diluted earnings per share available to common shareholders of $0.31;
•	Net interest margin of 4.28%;
•	Gain on sales of loans of $8.6 million;
•	Total FDIC assessment expense of $1.6 million, including special assessment of $481,000;
•	Total deposits increased 42.8 million;
•	Short-term borrowings and long-term debt decreased $77.7 million.

“This economic cycle continues to create a negative environment for our communities and thus for the financial services sector” commented Joseph L. Boling, Chairman and CEO of Middleburg Financial Corporation. “While we don’t foresee an immediate broader economic recovery, we do see positive signs in the portfolio of Middleburg Bank. Our Balance Sheet continues to strengthen with the addition of $19.3 million in capital raised during the third quarter, as well as the continued growth in deposits of nearly $43 million, year to date. Additionally, our non performing assets, although higher than our traditional levels, do continue to track at levels significantly less than our peers.” Mr. Boling continued, “We also used surplus cash generated from our deposit base during the third quarter to materially reduce the Company’s wholesale funding levels.”

Net Interest Income and Net Interest Margin

Interest and fees on loans was $12.0 million during the three months ended September 30, 2009, compared to $12.9 million during the three months ended June 30, 2009. Loan fees decreased $1.0 million when comparing the quarter ended September 30, 2009 to the quarter ended June 30, 2009, while interest on real estate loans increased $247,000 for the same periods. During the third quarter, loan production at Southern Trust Mortgage decreased 37.5% from the record high of $316.9 million at the end of the second quarter. Loans, net of the allowance for loan losses increased $410,000 at September 30, 2009 from the June 30, 2009 balance of $642.9 million. For the quarter ended September 30, 2009, tax equivalent yield on loans was 6.83% or 26 basis points lower than for the quarter ended June 30, 2009.

Interest income from the investment portfolio, which includes securities available for sale, federal funds sold and other interest bearing deposits, increased $8,000 from the three months ended June 30, 2009 to the three months ended September 30, 2009. The average balance of securities available for sale increased $3.0 million to $168.3 million during the three months ended September 30, 2009, when compared to the three months ended June 30, 2009. During the third quarter, the Company reinvested the proceeds of maturities and principal payments of securities into available for sale securities as part of its investment strategy. The average balance of federal funds sold decreased $2.1 million during the third quarter to $29.6 million. During the three months ended September 30, 2009, the Company invested excess cash into an interest-bearing deposit account at the Federal Reserve Bank of Richmond, as a precaution against the current economic uncertainties. For the quarter ended September 30, 2009, the tax equivalent yield on the securities available for sale decreased 15 basis points when compared to the quarter ended June 30, 2009, to 5.56%.

Total interest expense for the three months ended September 30, 2009 decreased $335,000 when compared to the three months ended June 30, 2009. Interest expense on short-term borrowings decreased $138,000 as a result of decreases in short-term interest rates, when comparing the three months ended September 30, 2009 to the three months ended June 30, 2009. Interest expense on long-term debt decreased $107,000 as the result of maturities during the third quarter, when compared the second quarter of 2009. The total average cost of interest bearing liabilities decreased 15 basis points to 2.35%, during the quarter ended September 30, 2009, when compared to the prior quarter. The costs of savings and interest-bearing demand deposits within certain categories was relatively unchanged, while increases in the average balances resulted in increases in interest expense of $88,000, when comparing the third quarter to the second quarter. Interest expense related to time deposits decreased $181,000 as a result of decreases in the average balances, when comparing the third quarter to the second quarter. The total average balance of interest bearing liabilities decreased $16.2 million during the quarter ended September 30, 2009.

The net interest margin decreased from 4.36% for the quarter ended June 30, 2009 to 4.13% for the quarter ended September 30, 2009. The decrease in the net interest margin was mostly attributable to the decreases in interest and fees on loans.

The Company’s net interest margin is not a measurement under accounting principles generally accepted in the United States, but it is a common measure used by the financial services industry to determine how profitably earning assets are funded. The Company’s net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%. Details on the calculation of the net interest margin are included in footnote (3) following the “Key Statistics” table below.

Asset Quality and Provision for Loan Losses

Provisions for loan losses were $964,000 for the three months ended September 30, 2009, compared to $1.6 million for the three months ended June 30, 2009. Although the Company experienced a decrease in portfolio loans during 2009, it has recognized certain loans for charge-off and given the level of problem loans, continued uncertainty in the economy, and the current nationwide credit crisis, the Company deemed it prudent to maintain its allowance for loan losses at Middleburg Bank at 1.34% of total loans. Southern Trust Mortgage recognized net charge-offs of $1.4 million related to several problem loans in its loan portfolio during 2009. The Company had specific allowances for loan losses related to these loans. As a result of these charge-offs and the corresponding decrease in the loan portfolio, the Company decreased the allowance at Southern Trust Mortgage to 16.7% from 26.6% of total portfolio loans at June 30, 2009.

Non-performing assets, including loans past due more that 90 days, decreased from $20.4 million or 1.96% of total assets at June 30, 2009 to $18.8 million or 1.88% of total assets at September 30, 2009. This change was mostly a result of the decrease in non-accrual loans held by Middleburg Bank. During the third quarter of 2009, non-accrual loans at Middleburg Bank decreased by $4.0 million to $8.8 million. Non-accrual loans at Southern Trust Mortgage were $202,000 at September 30, 2009. Total other real estate owned increased by $1.1 million to $8.5 million at September 30, 2009. Loans past due more than 90 days were $1.2 million at September 30, 2009. Given the current economic environment, it is anticipated there could be an increase in non-performing loans.

There were no loans past due more than 90 days at June 30, 2009 compared to $1.2 million at September 30, 2009. The Company realized $1.2 million in net charge-offs for the quarter ended September 30, 2009 versus $1.9 million for the prior quarter. Additional past dues and credit losses are expected due to the current economic forecast.

The following table reflects asset quality and provision for loan loss details for the Bank and Southern Trust Mortgage:

	2009		2008
(Dollars in thousands)	September 30,	June 30,	March 31,	December 31,	September 30,
Loans 90+ days past due
Middleburg Bank	$1,198	$--	$31	$540	$2,857
Southern Trust Mortgage	8	--	--	577	1,461

Non-accrual loans
Middleburg Bank	$8,806	$12,783	$6,738	$5,550	$2,966
Southern Trust Mortgage	202	202	2,150	1,340	3,725

Other Real Estate Owned and Other Repossessed Assets
Middleburg Bank	$5,002	$4,215	$5,001	$4,586	$4,753
Southern Trust Mortgage	3,535	3,240	3,366	3,026	2,114

Allowance for loan losses
Middleburg Bank	$8,748	$8,757	$7,922	$8,056	$7,884
Southern Trust Mortgage	479	673	1,785	1,989	1,997

Non-Interest Income

Including net losses on securities available for sale, consolidated non-interest income decreased by $2.1 million or 33.8% when comparing the quarter ended September 30, 2009 to the quarter ended June 30, 2009. Gains on the sale of loans decreased $971,000 to $2.4 million for the quarter ended September 30, 2009, when compared to the prior quarter. The Company recognized two asset-backed securities for other than temporary impairment during the quarter ended September 30, 2009. The recognized loss of $533,000 is included in net losses on securities available for sale.

Trust and investment advisory fees earned by Middleburg Trust Company (“MTC”) and Middleburg Investment Advisors (“MIA”) increased $21,000 when comparing the quarter ended September 30, 2009 to the quarter ended June 30, 2009. Trust and investment advisory fees are based primarily upon the market value of the accounts under administration/management. For the quarter ended September 30, 2009, MTC’s consolidated fees increased 4.7% or $22,000 when compared to the quarter ended June 30, 2009. MIA’s consolidated fees decreased by 0.4% or $1,000 when comparing the three months ended June 30, 2009 to the three months ended September 30, 2009. Total consolidated assets under administration by MTC and MIA were at $1.1 billion at September 30, 2009, an increase of $79.4 million or 7.6% from the $1.0 billion under administration at June 30, 2009. The increase is the result of growth in new accounts at MTC. The Bank holds a large portion of its investment portfolio in custody with MTC and is included in assets under administration.

Service charges on deposits decreased by $16,000 or 3.3% from the quarter ended June 30, 2009 to the quarter ended September 30, 2009. Fees related to overdrafts decreased $13,000 from the previous quarter.

Commissions on investment sales decreased $24,000 from the quarter ended June 30, 2009 to the quarter ended September 30, 2009.

Gains on the sale of loans were $2.4 million for the quarter ended September 30, 2009 and $3.4 million for the prior quarter. Southern Trust Mortgage closed $198.1 million in loans for the three months ended September 30, 2009 and $316.9 million in loans for the three months ended June 30, 2009.

Net losses on the sale of securities were $258,000 for the quarter ended September 30, 2009, including an other than temporary impairment loss of $533,000 on two asset-backed securities. Asset-backed securities were $2.8 million and reflected a market value of $583,000 at September 30, 2009. The Company will continue to monitor the credit quality of its securities portfolio for impairment. The Company sold $20.7 million in securities available for sale during the three months ended September 30, 2009 as part of its investment strategy of shortening the weighted average life of its investment portfolio and improve its liquidity.

Equity earnings in unconsolidated subsidiaries represent Southern Trust Mortgage’s equity earnings from its unconsolidated mortgage affiliates. For the quarter ended September 30, 2009, the Company recognized income of $23,000 on these investments, compared to $92,000 for the previous quarter.

Income earned from the Bank’s $11.3 million investment in Bank Owned Life Insurance (BOLI) was $123,000 and $130,000 for the quarters ended September 30, 2009 and June 30, 2009, respectively. The Company purchased $10.8 million in BOLI in 2004 and $485,000 in BOLI in 2007 to help subsidize increasing employee benefit costs and expenses related to the restructure of its supplemental retirement plans.

Other service charges, including fees from loans, mortgages held for sale and other service fees, decreased $152,000 or 33.8% when comparing the three months ended September 30, 2009 to the three months ended June 30, 2009. Safe deposit box fees decreased $41,000 from the quarter ended June 30, 2009 to the quarter ended September 30, 2009. Middleburg Bank collects the majority of its safe deposit box fees in the second quarter of each year. Brokerage fees provided by Southern Trust Mortgage decreased $109,000 during the three months ended September 30, 2009 when compared to the previous quarter. The decrease is related to the decreases in loan production.

Non-Interest Expense

Non-interest expense decreased $1.1 million or 8.6% from the quarter ended June 30, 2009 to the quarter ended September 30, 2009. The decrease was primarily due to decreases in salary and employee benefits and decreases in net occupancy expenses.

Salaries and employee benefit expenses decreased $745,000 or 9.7% when comparing the quarter ended June 30, 2009 to the quarter ended September 30, 2009. The decrease, when compared to the prior quarter, is impacted by decreased commissions paid to mortgage originators and corresponds to decreased loan production.

Net occupancy expense decreased $111,000 when comparing the quarter ended June 30, 2009 to the quarter ended September 30, 2009. The decrease is the result of decreases in depreciation of fixed assets and decreases in rental expense and property taxes. As growth efforts continue to progress, the Company anticipates higher levels of occupancy expense to be incurred.

Other taxes of $148,000 were relatively unchanged for the quarter ended September 30, 2009, when compared to the previous quarter. Other taxes includes franchise taxes paid by Middleburg Bank and Middleburg Trust Company and is based on total capital of each company, respectively, net of certain adjustments.

Computer operations decreased $75,000 from the quarter ended June 30, 2009 to the quarter ended September 30, 2009.

Advertising and marketing expense decreased $32,000 when comparing the quarter ended June 30, 2009 to the quarter ended September 30, 2009. The Company decreased the amount of advertising during the three months ended September 30, 2009, compared to the three months ended June 30, 2009.

Other operating expenses decreased $154,000 or 5.0% when comparing the quarter ended June 30, 2009 to the quarter ended September 30, 2009. The decrease is the result of a one time expense related to FDIC insurance which was recognized in the second quarter.

Total Consolidated Assets

Total consolidated assets were $997.8 million at September 30, 2009. This is a decrease of $46.8 million from $1,044.6 million at June 30, 2009. Cash and cash equivalents decreased $14.4 million. The Company focused on maintaining liquidity while simultaneously reducing risk by investing more of its excess cash in deposits with the Federal Reserve Bank as a safer alternative to federal funds sold. Cash and due from banks was $80.6 million at September 30, 2009 compared to $39.7 million at June 30, 2009. Federal funds sold decreased $54.6 million from June 30, 2009 to September 30, 2009.

The investment portfolio increased $5.7 million or 3.7% to $168.0 million at September 30, 2009 compared June 30, 2009. The Company continued its effort to shorten the weighted average life of its investment portfolio and improve its liquidity through sales and purchases of securities. At September 30, 2009, the tax equivalent yield on the investment portfolio was 5.56%, compared to 5.71% at June 30, 2009.

Loans, net of allowance for loan losses, increased by $410,000 when comparing June 30, 2009 to September 30, 2009. Considering the current interest rate and competitive market environment, the Company has been diligent about maintaining its credit quality and thereby cautious about the growth it has permitted in the loan portfolio.

Mortgages held for resale decreased 50.5% or $37.5 million to $36.8 million when comparing the September 30, 2009 balance to that at June 30, 2009. Production during the second quarter of 2009 was $198.1 million compared to $316.9 million during the second quarter of 2009. An agreement between Middleburg Bank and Southern Trust Mortgage provides for participation of mortgages held for resale as a funding source. Southern Trust Mortgage also has a long standing line of credit with a regional bank that is primarily used to fund its mortgages held for sale.

Premises and equipment, net of accumulated depreciation, increased $126,000 to $22.8 million at September 30, 2009 from $22.7 million at June 30, 2009.

Deposits and Other Borrowings

Total deposits, which include brokered deposits, decreased $22.5 million or 2.8% to $787.6 million at September 30, 2009 from $810.1 million at June 30, 2009. Brokered deposits decreased $19.9 million, as a result of maturities, to $87.6 million at September 30, 2009 from $107.5 million at June 30, 2009. Non-interest bearing demand deposits decreased $18.8 million to $105.6 million at September 30, 2009 when compared to June 30, 2009. Savings and interest-bearing demand deposits increased $33.0 million, from $347.6 million at June 30, 2009. In particular, interest checking increased $21.6 million when comparing September 30, 2009 to June 30, 2009. Money market and savings deposits increased to $11.4 million at September 30, 2009 from $96.3 million at June 30, 2009. Time deposits, excluding brokered certificates of deposit, decreased $17.4 million to $204.6 million at September 30, 2009.

Short term borrowings, which include Southern Trust Mortgage’s line of credit with a regional bank, were $7.1 million at September 30, 2009 and $21.3 million at June 30, 2009.

Equity

Total shareholders’ equity, which includes non-controlling interest as required by the Consolidation Topic of the FASB Accounting Standards Codification, at September 30, 2009 and June 30, 2009, was $125.2 million and $103.5 million, respectively. In the third quarter, the Company raised $19.3 million through the issuance of 1,908,598 shares of common stock. The Company expects to use the proceeds for general corporate purposes, including the redemption of all or a portion of our Preferred Stock and warrants issued to the U.S. Treasury as part of the Capital Purchase Program. Middleburg Financial Corporation’s shareholders’ equity at September 30, 2009 and June 30, 2009 was $122.4 million and $100.5 million, respectively. The book value available to common shareholders at September 30, 2009 was $14.61 per common share. Total common shares outstanding were 6,901,843 at September 30, 2009.

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and other filings with the Securities and Exchange Commission.

Middleburg Financial Corporation is headquartered in Middleburg, Virginia and has two wholly owned subsidiaries, Middleburg Bank and Middleburg Investment Group, Inc. Middleburg Bank serves Loudoun, Fairfax, and Fauquier Counties in Virginia with eight financial service centers. Middleburg Investment Group owns Middleburg Trust Company and Middleburg Investment Advisors, Inc. Middleburg Trust Company are headquartered in Richmond, Virginia with a branch office in Middleburg and Williamsburg. Middleburg Investment Advisors, Inc. is an SEC registered investment advisor located in Alexandria, Virginia.

MIDDLEBURG FINANCIAL CORPORATION
SUMMARY INCOME STATEMENT
( Unaudited, dollars in thousands)	For the Three Months Ended,
	Sep. 30, 2009	Jun. 30, 2009	Mar. 31, 2009	Dec. 31, 2008	Sep. 30, 2008
INTEREST INCOME
Interest and fees on loans	$ 11,973	$ 12,870	$ 12,950	$ 12,036	$ 11,968
Interest on investment securities	1,998	1,990	2,041	2,004	2,049

TOTAL INTEREST INCOME	$ 13,971	$ 14,860	$ 14,991	$ 14,040	$ 14,017

INTEREST EXPENSE
Interest on deposits	3,866	3,959	4,156	4,262	3,793
Interest on borrowings	749	991	1,151	1,315	1,658

TOTAL INTEREST EXPENSE	$ 4,615	$ 4,950	$ 5,307	$ 5,577	$ 5,451

NET INTEREST INCOME	$ 9,356	$ 9,910	$ 9,684	$ 8,463	$ 8,566

PROVISION FOR LOAN LOSSES	964	1,583	1,037	572	318

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	$ 8,392	$ 8,327	$ 8,647	$ 7,891	$ 8,248

NON INTEREST INCOME
Trust and investment advisory fee income	$ 813	$ 792	$ 797	$ 828	$ 947
Service charges on deposits	474	490	455	440	504
Gain on the sale of loans	2,407	3,378	2,792	1,796	2,274
Net (losses) gains on securities available for sale	(258)	661	230	130	(785)
Commissions on investment sales	148	172	85	95	94
Equity earnings in unconsolidated subsidiaries	23	92	111	55	78
Bank owned life insurance	123	130	127	109	114
Other service charges, commissions and fees	298	450	374	356	558
Other operating income	29	(36)	16	45	192

TOTAL NON INTEREST INCOME	$ 4,057	$ 6,129	$ 4,987	$ 3,854	$ 3,976

NON INTEREST EXPENSE
Salaries and employee benefits	$ 6,925	$ 7,670	$ 7,260	$ 6,361	$ 5,964
Net occupancy expense of premises	1,455	1,566	1,384	1,500	1,502
Other taxes	148	145	145	161	161
Computer operations	285	360	301	299	268
Advertising and marketing	184	216	149	373	136
Other operating expenses	2,908	3,062	2,593	2,944	2,013

TOTAL NON INTEREST EXPENSE	$ 11,905	$ 13,019	$ 11,832	$ 11,638	$ 10,044

INCOME BEFORE TAXES	$ 544	$ 1,437	$ 1,802	$ 107	$ 2,180
Income tax expense (benefit)	(92)	21	140	21	654
NET INCOME (1)	$ 636	$ 1,416	$ 1,662	$ 86	$ 1,526
LESS: NET (INCOME) LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(26)	(603)	(678)	405	29

MIDDLEBURG FINANCIAL CORPORATION NET INCOME	$ 610	$ 813	$ 984	$ 491	$ 1,555

AMORTIZATION OF DISCOUNT ON WARRANTS	19	19	13	--	--
DIVIDEND ON PREFERRED STOCK	275	278	186	--	--

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$ 316	$ 516	$ 785	$ 491	$ 1,555

(1)

In January 1, 2009, Middleburg Financial Corporation adopted Statement of Financial Accounting Standards No. 160 (SFAS No. 160), “Non-controlling Interests in Consolidated Financial Statements – an amendment of ARB No. 51,” (Codified within ASC 810) the provisions of which, among others, requires that minority interests be renamed non-controlling interests and that a company present a consolidated net income (loss) measure that includes the amount attributable to such non-controlling interests for all periods presented.

MIDDLEBURG FINANCIAL CORPORATION
CONSOLIDATED BALANCE SHEET
(Unaudited, dollars in thousands)
	Sep. 30, 2009	Jun. 30, 2009	Mar. 31, 2009	Dec. 31, 2008	Sep. 30, 2008
Assets:
Cash and due from banks	$ 80,646	$ 39,721	$ 21,059	$ 23,980	$ 23,747
Interest-bearing balances in banks	2,214	2,958	1,725	2,400	560
Federal funds sold	--	54,600	24,500	9,000	5,100
Securities at fair value	168,049	162,355	165,921	181,312	155,859
Loans, net of allowance for loan losses	643,293	642,883	650,600	662,375	649,975
Mortgages held for resale	36,826	74,346	66,439	40,301	36,661
Bank premises and equipment, net	22,848	22,722	22,920	22,987	23,036
Other assets	43,901	44,975	45,099	42,836	42,351

Total assets	$ 997,777	$ 1,044,560	$ 998,263	$ 985,191	$ 937,289

Liabilities:
Deposits:
Non-interest bearing demand deposits	$ 105,648	$ 124,472	$ 113,130	$ 110,537	$ 116,467
Savings and interest-bearing demand deposits	380,527	347,561	329,042	300,006	305,061
Time deposits	301,453	338,100	331,075	334,239	273,683
Total deposits	$ 787,628	$ 810,133	$ 773,247	$ 744,782	$ 695,211

Securities sold under agreements to repurchase	19,808	19,505	18,989	22,678	25,389
Short term borrowings	7,112	21,278	15,340	40,944	38,526
Long-term debt	43,000	74,000	74,000	84,000	89,000
Trust preferred capital notes	5,155	5,155	5,155	5,155	5,155
Other liabilities (2)	9,853	10,981	10,833	10,027	8,256
Total liabilities	$ 872,556	$ 941,052	$ 897,564	$ 907,586	$ 861,537

Shareholders' Equity: (1)
Middleburg Financial Corporation shareholders' equity:
Preferred stock, par value $1,000.00 per share	$ 21,622	$ 21,603	$ 21,584	$ --	$ --
Common stock, par value $2.50 per share	17,255	12,483	11,826	11,336	11,322
Capital surplus	42,703	28,310	26,083	23,967	23,885
Retained earnings	43,051	43,235	43,665	43,555	43,070
Accumulated other comprehensive income (loss), net	(2,203)	(5,156)	(5,026)	(3,181)	(4,874)
Total Middleburg Financial Corporation shareholders' equity	122,428	100,475	98,132	75,677	73,403
Non-controlling interest	2,793	3,033	2,567	1,928	2,349

Total shareholders' equity	$ 125,221	$ 103,508	$ 100,699	$ 77,605	$ 75,752
Total liabilities and shareholders' equity	$ 997,777	$ 1,044,560	$ 998,263	$ 985,191	$ 937,289

(1)

On January 1, 2009, Middleburg Financial Corporation adopted Statement of Financial Accounting Standards No. 160 (SFAS No. 160), “Non-controlling Interests in Consolidated Financial Statements – an amendment of ARB No. 51,” (Codified within ASC 810) the provisions of which, among others, requires that minority interests be renamed non-controlling interests and that a company present such non-controlling interests as equity for all periods presented.

(2)	Other liabilities include the issued and outstanding preferred stock of Southern Trust Mortgage, LLC owned by the non-controlling interest, in accordance with ASC 810.

MIDDLEBURG FINANCIAL CORPORATION
KEY STATISTICS
(Unaudited, dollars in thousands, except per share data)
	Sep. 30, 2009	Jun. 30, 2009	Mar. 31, 2009	Dec. 31, 2008	Sep. 30, 2008
Net Income	$ 610	$ 813	$ 984	$ 491	$ 1,555
Earnings per share, basic	$ 0.05	$ 0.11	$ 0.17	$ 0.11	$ 0.34
Earnings per share, diluted	$ 0.05	$ 0.11	$ 0.17	$ 0.11	$ 0.34

Return on average total assets (1)	0.29%	0.19%	0.35%	0.21%	0.66%
Return on average total equity (1)	2.51%	1.88%	3.84%	2.66%	8.42%
Dividend payout ratio, net of preferred dividends	200.00%	172.73%	111.76%	0.00%	55.88%
Fee revenue as a percent of total revenue(2)	23.60%	26.90%	24.09%	20.96%	25.35%

Net interest margin(3)	4.13%	4.36%	4.45%	4.00%	4.09%
Yield on average earning assets	6.08%	6.46%	6.79%	6.53%	6.62%
Yield on average interest-bearing liabilities	2.35%	2.50%	2.73%	2.94%	2.94%
Net interest spread	3.73%	3.96%	4.06%	3.59%	3.67%

Non-interest income to average assets(2)	1.71%	2.15%	1.93%	1.56%	2.03%
Non-interest expense to average assets	4.71%	5.12%	4.80%	4.71%	4.27%

Efficiency ratio(4)	84.26%	82.25%	79.50%	89.21%	73.64%

(1)	Gains (losses) on securities are treated as one-time occurrences and have not been annualized in the calculations of return.

(2)	Excludes gains and losses on securities available for sale.

(3)

The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%. For the quarters ended September 30, 2009, June 30, 2009, March 31, 2009, December 31, 2008 and September 30, 2008 net interest income on a tax equivalent basis was $9.8 million, $10.3 million, $10.1 million, $8.8 million and $8.8 million, respectively. See the table below for a reconciliation of net interest income to tax equivalent net interest income. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitably earning assets are funded. Because the Company earns a fair amount of non-taxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.

(4)

The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. It is calculated by dividing non interest expense by the sum of tax equivalent net interest income and non-interest income excluding gains and losses on the investment portfolio. The tax rate utilized is 34%. For the quarters ended September 30, 2009, June 30, 2009, March 31, 2009, December 31, 2008 and September 30, 2008, tax equivalent net interest income was $9.8 million, $10.3 million, $10.1 million, $8.8 million and $8.8 million, respectively. See the table below for a reconciliation of net interest income to tax equivalent net interest income. Total non-interest income, excluding gains and losses on the investment portfolio, for the quarters ended September 30, 2009, June 30, 2009, March 31, 2009, December 31, 2008 and September 30, 2008, was $4.3 million, $5.5 million, $4.8 million, $3.7 million and $4.8 million, respectively. The Company calculates this ratio in order to evaluate its overhead structure or how effectively it is operating. An increase in the ratio from period to period indicates the Company is losing a larger percentage of its income to expenses. The Company believes that the efficiency ratio is a reasonable measure of profitability.

MIDDLEBURG FINANCIAL CORPORATION
SELECTED FINANCIAL DATA BY QUARTER
(Unaudited, dollars in thousands, except per share data)
	Sep. 30, 2009	Jun. 30, 2009	Mar. 31, 2009	Dec. 31, 2008	Sep. 30, 2008
BALANCE SHEET RATIOS
Net loans to total deposits	81.67%	79.36%	84.14%	88.94%	93.49%
Average interest-earning assets to average-interest bearing liabilities	120.32%	119.05%	116.57%	116.07%	116.73%
PER SHARE DATA(1)
Dividends	$ 0.10	$ 0.19	$ 0.19	$ 0.00	$ 0.19
Book value	$ 14.61	$ 15.80	$ 16.14	$ 16.69	$ 16.21
Tangible book value	$ 13.65	$ 14.47	$ 14.74	$ 15.21	$ 14.70
SHARE PRICE DATA
Closing price	$ 13.05	$ 13.76	$ 11.47	$ 14.59	$ 17.49
Diluted earnings multiple(2)	0.67	0.66	0.53	0.88	1.08
Book value multiple(3)	0.89	0.87	0.55	0.87	1.08
COMMON STOCK DATA
Outstanding shares at end of period	6,901,843	4,993,245	4,730,317	4,534,317	4,528,817
Weighted average shares outstanding	5,208,624	4,675,849	4,536,495	4,528,108	4,528,476
Weighted average shares outstanding, diluted	6,267,267	4,822,365	4,538,598	4,545,468	4,551,843
CAPITAL RATIOS
Total parent equity to total assets	12.27%	9.62%	9.83%	7.68%	7.83%
Total risk based capital ratio	18.22%	14.73%	14.51%	11.49%	11.77%
Tier 1 risk based capital ratio	16.97%	13.54%	13.28%	10.24%	10.52%
Leverage ratio	12.50%	10.58%	10.52%	8.40%	8.51%
CREDIT QUALITY
Net charge-offs to average loans	0.17%	0.26%	0.19%	0.11%	0.03%
Total non-performing loans to total loans	1.57%	1.99%	1.35%	1.02%	1.01%
Total non-performing assets to total assets	1.88%	1.96%	1.73%	1.47%	1.45%
Non-accrual loans to:
total loans	1.38%	1.99%	1.35%	1.02%	1.01%
total assets	0.90%	1.24%	0.89%	0.70%	0.71%
Allowance for loan losses to:
total loans	1.41%	1.45%	1.48%	1.40%	1.40%
Non-performing assets	49.21%	46.14%	56.16%	69.27%	72.56%
Non-accrual loans	102.43%	72.62%	109.21%	145.79%	147.03%
NON-PERFORMING ASSETS:
Loans delinquent over 90 days	$ 1,206	$ --	$ 31	$ 1,117	$ 4,318
Non-accrual loans	9,008	12,985	8,888	6,890	6,691
Other real estate owned and repossessed assets	8,537	7,455	8,367	7,612	6,867
NET LOAN CHARGE-OFFS (RECOVERIES):
Loans charged off	$ 1,216	$ 1,866	$ 1,369	$ 794	$ 239
(Recoveries)	(49)	(6)	(19)	(16)	(7)
Net charge-offs	1,167	1,860	1,350	778	232
Provision for loan losses	$ 964	$ 1,583	$ 1,037	$ 572	$ 318
ALLOWANCE FOR LOAN LOSS SUMMARY
Balance at the beginning of period	$ 9,430	$ 9,707	$ 10,020	$ 9,777	$ 9,691
Provision	964	1,583	1,037	572	318
Net charge-offs (recoveries)	1,167	1,860	1,350	329	232
Balance at the end of period	$ 9,227	$ 9,430	$ 9,707	$ 10,020	$ 9,777

(1)	Based on capital available to common shareholders only.
(2)

The diluted earnings multiple (or price earnings ratio) is calculated by dividing the period’s closing market price per share by total equity per weighted average shares outstanding, diluted for the period. The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.

(3)

The book value multiple (or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share. The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

	Middleburg Financial Corporation
	Average Balances, Income and Expenses, Yields and Rates
	Three Months Ended
	September 30, 2009			June 30, 2009
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (3)	Balance	Expense	Rate (3)
(Unaudited, dollars in thousands)
Assets :
Securities:
Taxable	$ 102,120	$ 1,187	4.61%	$ 100,118	$ 1,221	4.89%
Tax-exempt (1) (2)	66,146	1,172	7.03%	65,100	1,131	6.97%
Total securities	$ 168,266	$ 2,359	5.56%	$ 165,218	$ 2,351	5.71%
Loans
Taxable	$ 695,738	$ 11,974	6.83%	$ 727,690	$ 12,870	7.09%
Tax-exempt (1)	--	--	0.00%	1	--	0.00%
Total loans	$ 695,738	$ 11,974	6.83%	$ 727,691	$ 12,870	7.09%
Federal funds sold	29,640	15	0.20%	31,720	14	0.18%
Interest bearing deposits in
other financial institutions	43,478	21	0.19%	21,876	9	0.17%
Total earning assets	$ 937,122	$ 14,369	6.08%	$ 946,505	$ 15,244	6.46%
Less: allowances for credit losses	(9,111)			(8,499)
Total nonearning assets	85.368			81,352
Total assets	$ 1,013,379			$ 1,019,358

Liabilities:
Interest-bearing deposits:
Checking	$ 263,674	$ 834	1.25%	$ 247,303	$ 783	1.27%
Regular savings	58,624	195	1.32%	54,980	176	1.28%
Money market savings	45,887	121	1.05%	39,190	103	1.05%
Time deposits:
$100,000 and over	137,241	1,073	3.10%	132,288	1,046	3.17%
Under $100,000	182,109	1,643	3.58%	200,553	1,851	3.70%
Total interest-bearing deposits	$ 687,535	$ 3,866	2.23%	$ 674,314	$ 3,959	2.35%

Short-term borrowings	2,787	52	7.40%	21,003	191	3.65%
Securities sold under agreements
to repurchase	20,609	7	0.13%	20,559	3	0.06%
Long-term debt	67,938	690	4.03%	79,155	797	4.04%
Total interest-bearing liabilities	$ 778,869	$ 4,615	2.35%	$ 795,031	$ 4,950	2.50%
Non-interest bearing liabilities
Demand Deposits	107,092			110,153
Other liabilities	10,782			10,828
Total liabilities	$ 896,743			$ 916,012
Non-controlling interest	2,909			2,851
Shareholders' equity	113,727			100,495
Total liabilities and shareholders'
Equity	$ 1,013,379			$ 1,019,358

Net interest income		$ 9,754			$ 10,295

Interest rate spread			3.73%			3.96%
Interest expense as a percent of
average earning assets			1.95%			2.10%
Net interest margin			4.13%			4.36%

(1) Income and yields are reported on tax equivalent basis assuming a federal tax rate of 34%.
(2) Income and yields include dividends on preferred bonds which are 70% excludable for tax purposes.
(3) All yields and rates have been annualized on a 365 day year.

	Middleburg Financial Corporation
	Average Balances, Income and Expenses, Yields and Rates
	Three Months Ended September 30,
		2009			2008
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (3)	Balance	Expense	Rate (3)
(Unaudited, dollars in thousands)
Assets :
Securities:
Taxable	$ 102,120	$ 1,187	4.61%	$ 108,949	$ 1,422	5.19%
Tax-exempt (1) (2)	66,146	1,172	7.03%	47,244	831	7.00%
Total securities	$ 168,266	$ 2,359	5.56%	$ 156,193	$ 2,253	5.74%
Loans
Taxable	$ 695,738	$ 11,974	6.83%	$ 695,866	$ 11,967	6.84%
Tax-exempt (1)	--	--	0.00%	7	--	0.00%
Total loans	$ 695,738	$ 11,974	6.83%	$ 695,873	$ 11,967	6.84%
Federal funds sold	29,640	15	0.20%	6,903	34	1.96%
Interest bearing deposits in
other financial institutions	43,478	21	0.19%	3,648	45	4.91%
Total earning assets	$ 937,122	$ 14,369	6.08%	$ 862,617	$ 14,299	6.59%
Less: allowances for credit losses	(9,111)			(9,805)
Total nonearning assets	85.368			82,080
Total assets	$ 1,013,379			$ 934,892

Liabilities:
Interest-bearing deposits:
Checking	$ 263,674	$ 834	1.25%	$ 210,527	$ 1,116	2.11%
Regular savings	58,624	195	1.32%	52,514	210	1.59%
Money market savings	45,887	121	1.05%	39,639	124	1.24%
Time deposits:
$100,000 and over	137,241	1,073	3.10%	122,972	1,082	3.50%
Under $100,000	182,109	1,643	3.58%	131,979	1,261	3.80%
Total interest-bearing deposits	$ 687,535	$ 3,866	2.23%	$ 557,631	$ 3,793	2.71%

Short-term borrowings	2,787	52	7.40%	45,881	413	3.58%
Securities sold under agreements
to repurchase	20,609	7	0.13%	30,533	137	1.79%
Long-term debt	67,938	690	4.03%	101,981	1,105	4.31%
Federal Funds Purchased	--	--	0.00%	474	3	2.52%
Total interest-bearing liabilities	$ 778,869	$ 4,615	2.35%	$ 736,500	$ 5,451	2.94%
Non-interest bearing liabilities
Demand Deposits	107,092			114,456
Other liabilities	10,782			7,702
Total liabilities	$ 896,743			$ 858,658
Non-controlling interest	2,909			2,771
Shareholders' equity	113,727			73,463
Total liabilities and shareholders'
Equity	$ 1,013,379			$ 934,892

Net interest income		$ 9,754			$ 8,848

Interest rate spread			3.73%			3.65%
Interest expense as a percent of
average earning assets			1.95%			2.51%
Net interest margin			4.13%			4.03%

(1) Income and yields are reported on tax equivalent basis assuming a federal tax rate of 34%.
(2) Income and yields include dividends on preferred bonds which are 70% excludable for tax purposes.
(3) All yields and rates have been annualized on a 365 day year.

MIDDLEBURG FINANCIAL CORPORATION
RECONCILIATIONS OF NET INTEREST INCOME TO
TAX EQUIVALENT NET INTEREST INCOME

	For the Year-to-Date Period Ended
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
	2009	2009	2009	2008	2008
GAAP measures:	(Unaudited, dollars in thousands)
Interest and fees on loans	$ 37,793	$ 25,820	$ 12,950	$ 48,088	$ 36,052
Interest and dividends on securities and other investments	6,029	4,031	2,041	7,834	5,830
Interest on deposits	(11,981)	(8,115)	(4,156)	(15,492)	(11,230)
Interest on borrowings	(2,891)	(2,142)	(1,151)	(7,227)	(5,912)
Total net interest income	$ 28,950	$ 19,594	$ 9,684	$ 33,203	$ 24,740
Non-GAAP measures:
Tax benefit realized on non-taxable loans	$ --	$ --	$ --	$ 1	$ --
Tax benefit realized on non-taxable municipal securities	1,158	760	375	1,124	787
Total tax benefit realized on non-taxable interest income	$ 1,158	$ 760	$ 375	$ 1,125	$ 787
Total tax equivalent net interest income	$ 30,108	$ 20,354	$ 10,059	$ 34,328	$ 25,527

	For the Quarter-to-Date Period Ended
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
	2009	2009	2009	2008	2008
GAAP measures:	(Unaudited, dollars in thousands)
Interest and fees on loans	$ 11,973	$ 12,870	$ 12,950	$ 12,036	$ 11,967
Interest and dividends on securities and other investments	1,998	1,990	2,041	2,004	2,049
Interest on deposits	(3,866)	(3,959)	(4,156)	(4,263)	(3,793)
Interest on borrowings	(749)	(991)	(1,151)	(1,314)	(1,657)
Total net interest income	$ 9,356	$ 9,910	$ 9,684	$ 8,463	$ 8,566
Non-GAAP measures:
Tax benefit realized on non-taxable loans	$ --	$ --	$ --	$ --	$ --
Tax benefit realized on non-taxable municipal securities	398	385	375	338	282
Total tax benefit realized on non-taxable interest income	$ 398	$ 385	$ 375	$ 338	$ 282
Total tax equivalent net interest income	$ 9,754	$ 10,295	$ 10,059	$ 8,801	$ 8,848